UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2017

     Build-A-Bear Workshop, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32320	43-1883836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1954 Innerbelt Business Center Drive St. Louis, Missouri	63114
(Address of Principal Executive Offices)	(Zip Code)

         (314) 423-8000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ⃞

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)      On September 12, 2017, Ms. Anne Parducci was elected to the board of directors (the “Board”) of Build-A-Bear Workshop, Inc. (the “Company”) by the Board.  Ms. Parducci will serve as a Class III director and her term will expire at the 2019 annual meeting of stockholders of the Company.

There is no arrangement or understanding between Ms. Parducci and any other person pursuant to which Ms. Parducci was elected as a director.  Ms. Parducci was determined to be independent by the Board and will serve as member of the Board’s Compensation and Development Committee Audit Committee and as a member of the Board’s Nominating and Corporate Governance Committee.

In addition, in connection with their election to the Board and in accordance with the Company’s non-employee director compensation policies, the Compensation and Development Committee approved an award to Ms. Parducci of 5,918 shares of restricted stock under the Company's 2017 Omnibus Incentive Plan. Pursuant to her restricted stock award agreement, the shares will vest May 11, 2018, subject to her continued service on the Board.  Her ongoing annual compensation will be consistent with that provided to the Company’s other non-employee directors, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission (the “SEC”).

The Company is not aware of any transactions, proposed transactions, or series of either to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Ms. Parducci had, or will have, a direct or indirect material interest.

As previously announced, on August 25, 2017, Braden M. Leonard gave notice to the Board of his decision to resign from the Board, effective upon the appointment of a successor director.  Mr. Leonard’s resignation is not due to any disagreements with the Company.  In conjunction with the appointment of Ms. Parducci, the Board accepted Mr. Leonard’s resignation effective September 12, 2017.

Item 8.01	Other Events.

On September 14, 2017, the Company issued a press release announcing the election of Ms. Parducci to the Board and the engagement of Russell Reynolds Associates to assist with a search for another new director, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This Form 8-K contains certain statements that are, or may be considered to be, “forward-looking statements” for the purpose of federal securities laws, including, but not limited to, statements that reflect our current views with respect to future events and financial performance. We generally identify these statements by words or phrases such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “future,” “potential” or “continue,” the negative or any derivative of these terms and other comparable terminology.  All of the information concerning the timing of the Company’s search for a new director, as well as our assumptions underlying such information, constitute forward-looking information.  These statements are based only on our current expectations and projections about future events. All of our forward-looking statements are as of the date of this Form 8-K only and we can give no assurance that such expectations or forward-looking statements will prove to be correct.  Except as required by law, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release dated as of September 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date:	September 14, 2017	By:	/s/ Eric Fencl
			Name:	Eric Fencl
			Title:	Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated September 14, 2017

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